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                                                                   EXHIBIT 10.30


                      AMENDMENT AND ASSUMPTION AGREEMENT


     This AMENDMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into effective the last date on which a party hereto executes this Agreement (the "Effective Date"), by and among SEMATECH, INC., a Delaware corporation ("SEMATECH"), and ATEQ Corporation, an Oregon corporation doing business as "Etec - Beaverton" ("ATEQ"), and Etec Systems, Inc., a Nevada corporation ("Etec").


                                   RECITALS

     A. ATEQ and SEMATECH entered into that certain SEMATECH Development Agreement, dated as of June 28, 1990, as modified through the date hereof (the "Development Agreement") and that certain Escrow Agreement entered into as of September 18, 1990 (the "Escrow Agreement").

     B. Pursuant to the Development Agreement, ATEQ undertook certain work described therein to be funded by SEMATECH on the terms and conditions described in the Development Agreement.

     C. Various circumstances impaired and raised questions about, ATEQ's ability to complete all of the work under the Development Agreement and to achieve the results set forth in Section 5 thereof within the timing and funding provisions of the Development Agreement, and ATEQ desired to obtain additional financial resources

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through a business combination with another entity, and to delegate its duties under the Development Agreement to such entity.

     D. Etec acquired a majority interest in ATEQ and wishes to continue, through ATEQ or directly through Etec, the work under the Development Agreement, as amended hereby, and to obtain accelerated funding from SEMATECH therefor.

     Accordingly, in consideration of the premises, the mutual covenants herein contained, and the payment by SEMATECH to Etec hereunder, ATEQ, Etec and SEMATECH hereby agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein have the following meanings:

     "Background Intellectual Property" means all right, title or interest of ATEQ and Etec, jointly or severally, in and to any patent, copyright, mask work right, computer program or data, trade secret, invention, discovery, improvement, copyrightable material, process, manufacturing technique, formula, or know-how, whether or not patentable, which is necessary or convenient to permit the unrestricted practice of Subject Intellectual Property, including the rights to make, have made, use, lease, sell and maintain Systems, by SEMATECH and SEMATECH Licensees.

     "Control" means the power to direct or cause the direction of the management and policies of a Person.

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     "Person" means an individual,corporation, partnership, limited liability company, association, trust, government, political subdivision, agency or any other type of entity.

     "Quicksilver Technology" means a pattern writing system suitable for semiconductor manufacturing which uses a laser source and has one or more of the following characteristics: (1) more than eight (8) laser beams; (2) more than five (5) shades of gray, (3) higher-speed data path implemented in hardware rather than software, and (4) a control system (also known as system executive) which uses hardware and software by Sun Microsystems.

     "SEMATECH Licensee" means any Person other than Supplier to whom SEMATECH licenses Background Intellectual Property or Subject Intellectual Property and any authorized sublicensee of such Person.

     "Subject Intellectual Property" means any Development (as defined in the Development Agreement) including all Developments first conceived, made, reduced to practice or learned by ATEQ from June 28, 1990 and all Developments first conceived, made, reduced to practice or learned by either of ATEQ or Etec after the acquisition of stock in ATEQ by Etec.

     "Supplier" means ATEQ and Etec jointly and severally.

     "System" means any equipment or device which utilizes Subject Intellectual Property.

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     "U.S. Owned" means more than 50% of the equity interest is owned by a U.S.
citizen.

      2. Intellectual Property Rights. SEMATECH shall own, and ATEQ and Etec each hereby assigns, transfers and coveys to SEMATECH, all of Supplier's right, title and interest to, all Subject Intellectual Property. SEMATECH and Supplier agree to negotiate in good faith a provision that will permit Supplier to repurchase ownership of the Subject Intellectual Property on a right of first refusal basis for fair market value, as determined by a disinterested party, if SEMATECH either ceases doing business or decides to transfer title of the Subject Intellectual Property.

     3. License to Supplier. SEMATECH hereby grants to Supplier a royalty-free non-exclusive, world-wide and non-transferable, license under and to practice all Subject Intellectual Property to the extent necessary to permit Supplier to manufacture Systems and to distribute, lease, sell and service Systems manufactured by Supplier, which license is irrevocable except as provided in paragraph 4 below. The foregoing license includes the right to sell products which embody Subject Intellectual Property, so long as no license (including stand-by manufacturing license) is granted with respect to, and no disclosure is made of, the Subject Intellectual Property except for sublicenses to end-users solely to the extent necessary to permit their operation of a System purchased from or manufactured by Supplier.

     4. Covenant Regarding Additional SEMATECH Licenses. So long as Supplier meets all four of the conditions (a) - (d) set forth below. SEMATECH shall

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not, and shall require in any license of Background Intellectual-Property or
Subject Intellectual Property that SEMATECH's Licensee agrees that it shall not, utilize the Background Intellectual Property or Subject Intellectual Property which is subject to such license for the manufacture or sale of any system which is then in competition with any System which is then manufactured and sold by
Supplier:

          (a) Neither ATEQ nor Etec shall have become owned or Controlled, directly or indirectly, by, or sold all or substantially all of that portion of its operating assets used in the manufacture, sale or maintenance of Systems to, Persons who are not both U.S. Owned and Controlled by U.S. citizens;

          (b) Neither ATEQ nor Etec shall have sublicensed or transferred or attempted to sublicense (except as permitted for end-user licenses under paragraph 3) or transfer any of its rights under this Agreement or the licenses granted hereunder;

          (c) Supplier shall operate, on a commercially reasonable basis, a facility capable of manufacturing, and shall supply, on a current basis, the reasonable needs of the United States market for, Systems and shall provide commercially reasonable levels of products related to such Systems as well as innovation and research and development for such products; and

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          (d)   Supplier shall use the $1,690,000 to be paid by SEMATECH only for purposes of procuring direct materials and supplying direct labor to meet its obligations under this Agreement and the Development Agreement.

At any time following failure of Supplier to meet any one of the foregoing conditions and, if the condition not met is condition (c) or (d), following Supplier's failure to cure the same within 30 days following written notice of such failure by SEMATECH or a SEMATECH Licensee, the restrictions set forth in the first sentence of this paragraph 4 shall immediately terminate and SEMATECH may terminate the license to Supplier granted hereunder by giving written notice to Supplier of such termination, provided, however, that SEMATECH's right to terminate such license due to Supplier's failure to meet condition (c) above shall terminate on December 31, 1997, and its right to terminate such license due to Supplier's failure to meet condition (d) above shall terminate upon successful completion of work under the Development Agreement, the parties intending that failure to meet either such condition after such date or event shall remove such restriction on SEMATECH and SEMATECH's Licensees, but not impair Supplier's rights under such license.

     5. Background Intellectual Property. ATEQ and Etec jointly and severally, hereby grant to SEMATECH current, royalty-free, world-wide, irrevocable licenses to all Background Intellectual Property. Upon request from SEMATECH, Supplier shall disclose in writing to SEMATECH the Background Intellectual Property.

                                      -6-

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     6.   Deliverables.  Within 30 days from the Effective Date, Supplier shall provide SEMATECH in Austin, Texas with a complete manufacturing data package including all of the information and materials deposited and to be deposited pursuant to the Escrow Agreement, as well as all other materials, diagrams, schematics, patterns, software (including object code, source code, programmer's logs and user documentation), specifications, and other information necessary or convenient to permit the practice and commercial application of the Subject Intellectual Property and, to the extent licensed above, the Background Intellectual Property. All of such information shall be updated regularly, but in no event less frequently than quarterly.

     7. Resumption of Work; Payment by SEMATECH; Refund. Supplier shall immediately resume work under the Development Agreement. Within two business days after the Effective Date, SEMATECH shall pay to the order of Etec $1,690,000. Supplier agrees that SEMATECH shall not be required to make any payment or advance or loan any money to Supplier beyond the $1,690,000. If at any time Supplier fails to meet condition (a) or (b) set forth in paragraph 4 above, Supplier shall reimburse SEMATECH $1,690,000. Such payment shall be due on the date Supplier first fails to meet such condition, without demand or notice from SEMATECH, with interest on the unpaid portion of such amount from the date due until paid at a per annum rate of interest equal to the lesser of 12% or the maximum amount allowed by law. If such payment becomes due prior to the completion of the work under the Development Agreement and the delivery to SEMATECH of the items described therein, Supplier shall deliver to SEMATECH all work-in-process.

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     8.   Title Warranty. ATEQ and Etec, jointly and severally, represent and warrant to SEMATECH, for the benefit of SEMATECH and SEMATECH Licensees, that Supplier has sufficient authority to make the assignment and grant the licenses herein contained. Without limiting the generality of paragraphs 9 and 10 hereof, ATEQ and Etec hereby jointly and severally affirm and assume the indemnity and defense obligations set forth in Section 6.7 of the Development Agreement. Supplier shall execute any necessary instruments of transfer or other documents necessary to provide SEMATECH and the SEMATECH Licensees with the benefits of ownership of the Subject Intellectual Property and the license to the Background Intellectual Property.

     9. Assumption by Etec. Etec hereby assumes, on a joint and several basis with ATEQ, all liabilities and obligations of "Contractor" (as defined in the Development Agreement) to the same extent as if originally executed by Etec.

     10. Entire Agreement. Upon completion of the delivery to SEMATECH specified in paragraph 6 above, the Escrow Agreement shall be deemed terminated and of no further force and effect. The Development Agreement is expressly reaffirmed by SEMATECH, Etec and ATEQ, provided, however, that to the extent of any inconsistency between this Agreement and the Development Agreement, this Agreement shall control, including without limitation, the provisions of this Agreement vesting in SEMATECH ownership of Subject Intellectual Property and the licensing of the Background Intellectual Property, anything in the Development Agreement to the contrary notwithstanding. This Agreement and the Development Agreement, subject to the preceding sentence, constitute the entire and complete agreement of the parties.

                                      -8-

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with respect to the subject matter hereof and supersede any and all prior written and oral communications and negotiations, including without limitation, the letter dated April 14, 1992 from Kenneth R. Wilson of SEMATECH to Scott Scholler of Etec. The parties intend to negotiate in good faith an amended and restated Development Agreement to integrate the text of this Agreement and the Development Agreement, but failure to do so shall not impair the effectiveness, validity or enforceability of this Agreement which is intended to be legally binding on all parties hereto immediately upon its mutual execution and delivery.

     11. Term. This Agreement contemplates ongoing rights and obligations following the completion of the work under the Development Agreement, and shall survive the same indefinitely, subject to paragraph 4 above.

     12. Audit Rights. Supplier hereby grants to SEMATECH full, complete, and ongoing rights to audit all financial and business activities of Supplier. In addition, Supplier shall provide to SEMATECH on a continuous basis financial statements. Supplier shall also supply to SEMATECH a monthly project cost data for all SEMATECH funded programs.

     13. Business Plan. Within 45 days of the Effective Date, Supplier shall submit its business plan to SEMATECH. This business plan shall include and encompass those items and areas agreed to between the parties, but the business plan is not intended to become a part of the definitive agreement referred to below, nor shall

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SEMATECH have any responsibility for approving, implementing or funding such business plan or the activities of Supplier.

     14. Governing Law. This Agreement and the relationship between the parties shall be governed by Texas law.

     IN WITNESS WHEREOF, each of the parties to this Agreement has caused the same to be executed and delivered by its duly authorized representative as of the date first set forth above.

                                       SEMATECH, INC.

                   APPROVED
                  AS TO FORM           By: /s/ William L. George 5/13/92
                  REF 5-13-92              -----------------------------
                  -----------          Title: EXECUTIVE VICE PRESIDENT &
                                              --------------------------
                                              CHIEF OPERATING OFFICER
                                              --------------------------

                                       ATEQ CORPORATION


                                       By: /s/ Thomas W. Halloran  5/14/92
                                           -------------------------------
                                       Title: PRESIDENT
                                              ----------------------------


                                       ETEC SYSTEMS, INC.


                                       By: /s/ Thomas W. Halloran  5/14/92
                                           -------------------------------
                                       Title: PRESIDENT
                                              ----------------------------

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